UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST INTERNET BANCORP

(Exact Name of Registrant as Specified in Its Charter)

Indiana	20-3489991
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11201 USA Parkway
Fishers, Indiana	46037
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

6.0% Fixed-to-Floating Rate Subordinated Notes due 2026	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-208748

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The title of the class of securities being registered hereby is “6.0% Fixed-to-Floating Rate Subordinated Notes due 2026” (the “Notes”).  The description of the Notes is set forth under “Description of the Notes” in the final Prospectus Supplement dated September 27, 2016, as filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2016, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended.  The Prospectus Supplement relates to a Prospectus included in the Registration Statement on Form S-3 (No. 333-208748), as amended, of First Internet Bancorp (the “Company”), which Registration Statement was initially filed with the Commission on December 23, 2015 and became effective on January 4, 2016.  The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits

The exhibits to this Registration Statement on Form 8-A are listed in the Exhibit Index, which appears at the end of this Registration Statement and is incorporated by reference herein.

1

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INTERNET BANCORP

Dated: October 11, 2016	By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Subordinated Indenture, dated as of September 30, 2016, between First Internet Bancorp and U.S. Bank National Association, as trustee (incorporated by reference to Form 8-K filed by First Internet Bancorp on September 30, 2016).

4.2

First Supplemental Indenture, dated as of September 30, 2016, between First Internet Bancorp and U.S. Bank National Association, as trustee (incorporated by reference to Form 8-K filed by First Internet Bancorp on September 30, 2016).

4.3	Form of Global Note representing the 6.0% Fixed-to-Floating Rate Subordinated Notes due February 28, 2026 of First Internet Bancorp (included in Exhibit 4.2 as Exhibit A).